EXHIBIT 5.1
                                                                     -----------

             [LETTERHEAD OF STRADLEY, RONON, STEVENS & YOUNG, LLP]



                                  June 28, 2001

Technitrol, Inc.
1210 Northbrook Drive
Suite 385
Trevose, Pennsylvania 19053


          RE: Registration Statement on Form S-8 for 2001 Employee Stock Purchase Plan
                    ------------------------------------------------------------

Ladies and Gentleman:

          We have acted as counsel to and for Technitrol, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 (the "Registration Statement"), for the purpose of registering under the Securities Act of 1933, as amended, (i) 1,600,000 shares (the "Shares") of the Company's common stock, $.125 par value per share (the "Common Stock"), issuable upon the exercise of options under the Technitrol, Inc. 2001 Employee Stock Purchase Plan (the "Plan"), and (ii) interests in the Plan to be issued to those employees of the Company and its subsidiaries who participate in the Plan ("Interests").

          In our capacity as counsel, we have been requested to render the opinions set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Plan, certified by the Secretary of the Company, (iii) the Amended and Restated Articles of Incorporation of the Company, as amended ("Articles of Incorporation"), certified by the Secretary of the Commonwealth of Pennsylvania,
(iv) certain minutes of meetings of the Board of Directors of the Company held on February 13, and April 25, 2001, certified as true and correct by the Secretary of the Company, (v) certain minutes of a meeting of the Shareholders of the Company held on May 23, 2001, certified as true and correct by the Secretary of the Company, (vi) a Secretary's Certificate executed by the Secretary of the Company, dated as of the date hereof and (vii) Bylaws of the Company, as amended, certified as true and correct by the Secretary of the Company.

          In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

          The law covered by the opinion expressed herein is limited to the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

June 28, 2001
Page 2


          Based upon, and subject to, the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

          We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to any reference to our firm in the Registration Statement as legal counsel who have passed upon the legality of the securities offered thereby.



                                Very truly yours,

                                STRADLEY, RONON, STEVENS & YOUNG, LLP


                                By: /s/ John F. Dougherty, Jr.
                                    --------------------------------------------
                                    John F. Dougherty, Jr., A Partner




                                      2